  Exhibit 99.1

Rekor Completes the Sale of its Subsidiary AOC Key Solutions

Rekor Board of Directors approves $4M transaction as the Company continues its focus on recurring revenue technology segment by divesting lower margin non-core assets

COLUMBIA, MD / ACCESSWIRE / April 6, 2020 / Rekor Systems, Inc. (NASDAQ:REKR) ("Rekor") ("Company"), a Nasdaq company focused on bringing smarter, faster, cost-competitive solutions to the worlds of smart cities, public safety and customer experience, announced today it has sold its wholly owned subsidiary AOC Key Solutions, Inc ("AOC Key Solutions"). Current members of AOC Key Solutions management will purchase the company for $4 million.
"The sale of AOC Key Solutions is another milestone toward our transformation into a higher margin technology and software-based business with our industry-leading vehicle recognition solutions at the forefront of our offerings," said Robert A. Berman, President and CEO, Rekor. "We will continue to evaluate opportunities to divest our lower margin non-core assets and maximize shareholder value while remaining an industry innovator within the smart cities, public safety, and customer experience markets."
Proceeds of the sale will be used to reduce debt, through partial payment of the Company's 2019 Promissory Notes. It will use the remainder of the proceeds for working capital as it continues the development of its technology and a full suite of vehicle recognition solutions.
During 2019, the Company acquired substantially all of the assets of OpenALPR Technologies, Inc. and increased its focus on its technology segment. Since the acquisition, the Company has been concentrating on the development of products and services that address complex issues in the areas of public safety, customer experience and smart cities. Rekor's industry leading vehicle recognition software has been developed using artificial intelligence methods, such as deep learning data analysis, and is in use today in more than 70 countries by hundreds of customers - including some of the world's largest companies and governments. In addition to these products and services, the Company is currently developing further product and service expansions in the public safety, transportation, customer service and residential markets worldwide.
AOC Key Solutions is a consulting firm founded in 1983 specializing in proposal management and writing, capture management, and market assessment services for government contractors. AOC Key Solutions has helped thousands clients to win government contracts using its KSI© Advantage process.
About Rekor Systems, Inc.
Rekor Systems, Inc. is a publicly traded company listed on Nasdaq (REKR) with headquarters in Columbia, Maryland. Rekor is focused on bringing smarter, faster, cost-competitive solutions to the worlds of smart cities, public safety and customer experience. With a strong presence in over seventy countries across the world, we use the power of artificial intelligence to provide actionable, vital information for our clients. Whether it's using machine learning software to give those who protect us better tools to keep us safe, or through solutions tailored to improving the everyday lives of everyday people, Rekor has the tech, and the expertise, for the job. At Rekor, we strive to make the impossible … possible. To learn more please visit our website: https://rekorsystems.com.
Forward-Looking Statements
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Media Contact:
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FischTank Marketing and PR
matt@fischtankpr.com
Investor Contact:
Charles Degliomini
Rekor Systems, Inc.
ir@rekorsystems.com
SOURCE: Rekor Systems, Inc.